            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Opportunity Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Amended
Registration Statement on Form S-1/A-5 filed on March 9, 2007 of our report dated January 22, 2007, on the financial statements of China Opportunity
Acquisition Corp. as of December 31, 2006 and for the period from August 7, 2006
(date of inception) to December 31, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such
Prospectus.

/s/ WithumSmith+Brown, P.C.

WithumSmith+Brown, P.C.
New Brunswick, New Jersey

March 9, 2007